Exhibit 4.3

Execution Version

Warrant

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	EPIZYME, INC., a Delaware corporation (the “Company”)

Class of Stock:	Common Stock of the Company, par value $0.0001 per share (the “Common Stock”)

Exercise Price:	$11.50 per share

Number of Shares	5,653,000 shares of Common Stock

Issue Date:	August 7, 2021

Expiration Date:	August 7, 2025

License Agreement:	This Warrant is issued in connection with the License Agreement, dated as of August 7, 2021, by and between the Company and Hutchison China MediTech Investment Limited (as amended from time to time, the “License Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, including, without limitation, the mutual promises contained in the License Agreement, Hutchison China MediTech Investment Limited, a company incorporated in the British Virgin Islands with a company number 2031179 and a registered office of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Hutchmed,” together with any registered holder from time to time of this Warrant, “Holder”), is entitled to purchase the number of fully paid and nonassessable shares of Common Stock (the “Shares”) at the Exercise Price, all as set forth above and as adjusted from time to time pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Notwithstanding the foregoing, if Hutchmed terminates the License Agreement under Section 14.2 of the License Agreement or the Company terminates the License Agreement under Section 14.3, 14.4 or 14.6 of the License Agreement, in each case in which termination is effective prior to the Expiration Date, the number of Shares purchasable under this Warrant at the time of such termination will be decreased by 2,826,500 Shares (as adjusted pursuant to Article 2 of this Warrant), provided that if the number of Shares purchasable under this Warrant at the time of such termination is less than 2,826,500 Shares, upon such termination this Warrant shall be terminated and shall cease to be exercisable.

ARTICLE 1.    EXERCISE.

1.1     Method of Exercise. Holder may exercise this Warrant in whole or in part by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company, together with payment by wire transfer (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Exercise Price of the Shares being purchased. The date on which the later of these items is received shall be deemed the exercise date of this Warrant (unless this Warrant is exercised pursuant to Section 1.4, in which case the date of the consummation of the Acquisition (as defined below) shall be the exercise date).

1.2    Delivery of Shares and New Warrant. Promptly after the Holder exercises this Warrant under Section 1.1 and the Company receives payment of the aggregate Exercise Price in respect of such exercise, the Company shall deliver to the Holder the acquired Shares in book-entry form, and, in any event, the Holder shall be deemed to be the holder of the number of Shares for which this Warrant has been exercised upon payment of the aggregate Exercise Price. If this Warrant is surrendered in connection with the exercise and this Warrant has not been fully exercised and has not expired, the Company shall deliver to the Holder a new Warrant exercisable for the number of shares of Common Stock remaining available for purchase under this Warrant.

1.3    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.4    Treatment of Warrant Upon Acquisition of Company.

1.4.1    Treatment of Warrant at Acquisition.

(a)    In the event of an Acquisition in which the consideration is cash, Marketable Securities (as defined below), or a combination thereof (the “Acquisition Consideration”), then this Warrant will be deemed to have been automatically exercised and converted immediately prior to the consummation of such Acquisition on a net basis, as described in Section 1.4.1(b); provided that if the Acquisition Consideration payable with respect to one Share is less than the Exercise Price in effect under this Warrant as of such time, then this Warrant shall not be exercised under this Section 1.4.1 and will expire immediately prior to the consummation of such Acquisition.

(b)    If this Warrant is deemed to be automatically exercised pursuant to Section 1.4.1(a), the Holder shall not be required to pay the Exercise Price for the Shares and shall instead receive upon exercise of this Warrant (i) if the Acquisition Consideration payable with respect to each Share includes a cash amount in excess of the Exercise Price, the aggregate cash amount of the Acquisition Consideration for all of the Shares for which this Warrant is deemed exercised, less the aggregate Exercise Price for such Shares, plus any additional Acquisition Consideration payable for such Shares, and (ii) otherwise, the Acquisition Consideration payable for all of the Shares for which this Warrant is deemed exercised, less (A) if the Marketable Securities included in such Acquisition Consideration have an aggregate Fair Market Value equal to or greater than the aggregate Exercise Price for such Shares, the number of Marketable Securities that have a Fair Market Value equal to the aggregate Exercise Price for such Shares (rounded down to the nearest whole share of such Marketable Securities), and (B) if the Marketable Securities included in such Acquisition Consideration have an aggregate Fair Market Value that is less than the aggregate Exercise Price for such Shares, all of such Marketable Securities and a cash amount from such Acquisition Consideration equal to the amount by which the aggregate Exercise Price for such Shares exceeds the aggregate Fair Market Value of such Marketable Securities. For illustrative purposes, if (i) the Acquisition Consideration for all of the Shares consists of $100,000,000 in cash, then upon the deemed exercise, the Holder shall receive $35,000,000 in cash ($100,000,000 less the $65,000,000 aggregate Exercise Price), (ii) the Acquisition Consideration for all of the Shares consists of 5,000,000 Marketable Securities having an aggregate Fair Market Value of $100,000,000, the

Holder shall receive 1,750,000 Marketable Securities (with 3,250,000 Marketable Securities having an aggregate Fair Market Value of $65,000,000) and (iii) the Acquisition Consideration for all of the Shares consists of 2,500,000 Marketable Securities having an aggregate Fair Market Value of $50,000,000 and $50,000,000 in cash, the Holder shall receive $35,000,000 in cash (the 2,500,000 Marketable Securities having an aggregate Fair Market Value of $50,000,000 plus $15,000,000 in cash).

1.4.2    Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

(a)    “Acquisition” means the (a) consolidation or merger of the Company with or into any person or entity as a result of which the outstanding voting securities or other ownership interests of the Company immediately prior to such transaction will represent fifty percent (50%) or less of the outstanding voting securities or other ownership interests of such surviving person or entity or the parent entity of such surviving person or entity immediately following such transaction, or (b) acquisition by any person or entity, or group of persons or entities acting in concert, of beneficial ownership of more than fifty percent (50%) percent of the outstanding voting securities or other ownership interests of such Party, in each case in which the holders of the shares of Common Stock of the Company then outstanding receive cash, Marketable Securities or a combination thereof in respect of their shares.

(b)    “Fair Market Value” shall mean with respect to a Share or a Marketable Security, as of any particular date: (a) if such security is then listed on a Trading Market, the volume weighted average of the closing sales prices of such security averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that (i) the term “Business Day” as used in this sentence means Business Days on which such Trading Market is open for trading and (ii) if such security is not then listed or quoted on a Trading Market, the “Fair Market Value” of the Share shall be the fair market value per share as determined in good faith by the Board of Directors of the Company.

(c)    “Marketable Securities” shall mean securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market ; and (iii) the issuer has a market capitalization, as of the date immediately prior to and on the closing of such Acquisition of at least $1,000,000,000.

(d)    “OTC Bulletin Board” shall mean the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

(e)    “Trading Market” means whichever of the New York Stock Exchange, the NYSE American (formerly the American Stock Exchange), the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board is the principal market on which the Common Stock is listed or quoted for trading on the date in question.

ARTICLE 2.    ADJUSTMENTS.

2.1    Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its Common Stock payable in shares of Common Stock, or other securities of the Company, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the record date for the dividend. If the Company subdivides the shares of Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the Company combines or consolidates the shares of Common Stock, by reclassification or otherwise, into a lesser number of shares, the number of Shares purchasable hereunder shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any adjustment made pursuant to the first sentence of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend, and any adjustment pursuant to the second and third sentences of this paragraph shall become effective immediately after the effective date of such subdivision, combination or consolidation.

2.2    Reclassification, Exchange, Combinations or Substitution. In the event of any recapitalization, reclassification, exchange, substitution, combination, reorganization, merger, consolidation, liquidation or similar transaction or other event that results in the Common Stock being converted into or exchanged for securities, cash or property (other than in connection with an Acquisition that results in automatic exercise subject to Section 1.4.1), Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such event. The Company or its successor, if applicable, shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise of this Warrant as a result of such event. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3     No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or other organizational documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance, or sale of its securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company and shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against impairment.

2.4    Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Share.

2.5     Certificate as to Adjustments. Upon each adjustment hereunder, the Company shall promptly provide Holder with a certificate setting forth such adjustment and the facts upon which such adjustment is based, including any adjusted number of Shares exercisable hereunder and the adjusted Exercise Price.

ARTICLE 3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1    Representations and Warranties. The Company represents and warrants and covenants to Holder as follows:

3.1.1    This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

3.1.2    All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, free of any liens, restrictions on transfer or preemptive or similar rights imposed by the Company except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.1.3    The Company shall take all such actions as may be necessary to ensure that all Shares are issued without violation by the Company of any applicable law or governmental regulation or the Trading Market on which the Shares are listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

3.1.4    The Company shall use its best efforts to cause the Shares, immediately upon or prior to such exercise, to be listed on the Trading Market upon which shares of Common Stock or other securities constituting Shares are listed at the time of such exercise, if any, to the extent required by the Trading Market.

3.1.5    The Company shall pay all expenses in connection with, and all issue or transfer taxes and other similar governmental charges that may be imposed on the Company with respect to, the issuance or delivery of Shares to the Holder upon exercise of this Warrant.

3.2    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any recapitalization, reclassification, exchange, substitution, reorganization, liquidation or similar transaction of any of its stock; (c) to merge, combine or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (d) liquidate the Company, then, in connection with each such event, the Company shall give Holder: (1) at least ten (10) Business Days’ prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least ten (10) Business Days’ prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event, if applicable). Notwithstanding the foregoing, the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

3.3    Registration Rights. The Holder will be entitled to the registration rights, and the Company and Holder hereby agree to the provisions attached as Appendix 2 with respect to the registration of the Shares.

3.4    Reservation of Shares. Prior to the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Shares issuable upon the exercise of this Warrant, and the par value per Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect.

3.5    No Shareholder Rights. Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1    Purchase for Own Account. It is acquiring this warrant and the securities to be acquired upon exercise of this Warrant as of the date hereof and upon each exercise of this Warrant for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2    Disclosure of Information. The Holder has received or has had full access to all the information about the Company it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had a full opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3    Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities.

4.4    Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.5    Securities Act. The Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5.    MISCELLANEOUS.

5.1    Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2    Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any “affiliate” (as such term is defined in Regulation D promulgated under the Securities Act) of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) (if applicable) in reasonable detail, the selling broker represents that it has complied with Rule 144(f) (if applicable), and the Company is provided with a copy of Holder’s notice of proposed sale. The Company agrees to provide reasonable cooperation with its transfer agent and the Holder in connection with the removal of the legend referenced in Section 5.2.

5.4    Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) upon delivery, if delivered by e-mail so long as the sender does not receive an automatically generated notice of delivery failure, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (v) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

Hutchison China MediTech Investment Limited

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola

VG1110

British Virgin Islands

Attention: Christian Hogg

Email: Christianh@hutch-med.com

with a copies to:

Hutchmed (China) Limited

Level 18 Metropolis Tower

10 Metropolis Drive

Hung Hom

Kowloon

Hong Kong

Attention: Christian Hogg, Director

Email: Christianh@hutch-med.com

and

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199 USA

Attn: Marc A. Rubenstein

Email: Marc.Rubenstein@ropesgray.com

All notices to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Epizyme, Inc.

400 Technology Square, Cambridge, MA 02139

Attention: General Counsel

Email:

with a copy to:

WilmerHale

60 State Street

Boston, MA 02109

Attn: Stuart Falber

Email: stuart.falber@wilmerhale.com

5.5    Amendment and Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.6    Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.7    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Warrant through their duly authorized representatives to be effective as of the effective date of the License Agreement.

COMPANY: EPIZYME, INC.

By:	/s/ Robert Bazemore
Name: Robert Bazemore
Title: President & Chief Executive Officer

HOLDER: HUTCHISON CHINA MEDITECH INVESTMENT LIMITED

By:	/s/ Christian Hogg
Name: Christian Hogg
Title: Director

APPENDIX 1

NOTICE OF EXERCISE

Holder elects to purchase                     shares of the common stock of Epizyme, Inc. (the “Company”), par value $0.0001 per share (the “Common Stock”), pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

Please issue in book-entry form the shares of Common Stock in the name specified below:

Holders Name

(Address)

By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 2

REGISTRATION RIGHTS

1.1    Definitions. For the purpose of this Appendix 2:

(a)    the term “Resale Registration Statement” shall mean any registration statement required to be filed pursuant to Section 1.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements;

(b)    the term “Registrable Shares” means the Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by Holder pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 under the Securities Act without condition or restriction, including without any limitation as to volume of sales, and without Holder complying with any method of sale requirements or notice requirements under Rule 144 under the Securities Act, or (iv) such security shall cease to be outstanding following its issuance; and

(c)    all other terms that are capitalized but not otherwise defined in this Appendix 2 shall have the meaning given them in the Warrant to which this Appendix 2 is attached.

1.2    Registration Procedures and Expenses. The Company shall:

(a)    file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on or before September 21, 2021 (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Rule 415 of the Securities Act). In the event that Form S-3 is not available for the registration of the Registrable Shares, the Company shall register the resale of the Registrable Shares on such other form as is available to the Company;

(b)    use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective as soon as practicable and in any event within the earlier of: (i) 30 days following the Filing Date and (ii) five Business Days after the date the Company receives written notification from the Commission that the Mandatory Registration Statement will not be reviewed; provided, however, that in the event the Staff reviews and has written comments to the Mandatory Registration Statement, such time period shall be within 90 days following the Filing Date (the earlier of the foregoing or the applicable date set forth in Section 1.2(i), the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement;

(c)    notwithstanding anything contained in this Agreement to the contrary, in the event that the Commission limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by Holder in the Mandatory Registration Statement, then the Company shall prepare and file (i) within 20 days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the Commission shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement or (ii) in all other cases, within 20 days following the date that the Company becomes aware that such additional Resale Registration Statement is required (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement” and, together with the Mandatory Registration Statement, a “Resale Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with Commission guidance), if any, from being registered on the Mandatory Registration Statement;

(d)    not less than two (2) Business Days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to Holder copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the reasonable review of Holder. The Company shall reflect in each such document when so filed with the Commission such comments regarding Holder and the plan of distribution as Holder may reasonably and promptly propose no later than two (2) Business Days after Holder have been so furnished with copies of such documents.

(e)    use its commercially reasonable efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;

(f)    promptly prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 1.6 below, subject to the Company’s right to suspend pursuant to Section 1.5;

(g)    furnish to Holder such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Holder;

(h)    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by Holder and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 1.2(h) to qualify as a foreign corporation, subject itself to general taxation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(i)    upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within three Business Days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two Business Days later);

(j)    upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(k)    advise Holder promptly (and in any event within two (2) Business Days thereof):

(i)    of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(ii)    of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)    of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv)    of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(l)    cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(m)    bear all expenses in connection with the procedures in paragraphs (a) through (l) of this Section 1.2 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

1.3    Rule 415; Cutback.

If at any time the staff of the Commission (“Staff”) takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Holder to be named as an “underwriter,” the Company shall (in consultation with legal counsel to Holder) use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Holder is not an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 1.3, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Holder as an “underwriter” in such Registration Statement without the prior written consent of Holder.

1.4    Indemnification.

(a)    The Company agrees to indemnify and hold harmless Holder and its affiliates, officers, directors, agents and representatives, and each person, if any, who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act (each, a “Holder Party” and collectively the “Holder Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which the Holder Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse Holder Parties for any reasonable and documented legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder specifically for use in preparation of the Resale Registration Statement; or (ii) any breach of this Agreement by Holder; provided further, however, that the Company shall not be liable to any Holder Party (or any officer, director or controlling person of Holder) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) Holder failed to send or deliver a copy of the final prospectus with or prior to, or Holder failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by Holder to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission or (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, Holder thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or Holder fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by Holder to the person asserting the claim from which such Loss resulted.

(b)    Holder agrees to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the “Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by Holder or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, on the effective date thereof, if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of Holder specifically for use in preparation of the Resale Registration Statement, and Holder will reimburse each Company Party for any reasonable and documented legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that, except to the extent that any such losses, claims, damages or liabilities are finally judicially determined to have resulted from Holder’s bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall any indemnity under this Section 1.4(b) be greater in amount than the dollar amount of the net proceeds received by Holder upon its sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.

(c)    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 1.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.

After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnifying party shall not, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)    If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e)    If the indemnification provided for in this Section 1.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that, except to the extent that any such losses, claims, damages or liabilities are finally judicially determined to have resulted from an indemnifying party’s bad faith, gross negligence, recklessness, fraud or willful misconduct, in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

1.5    Prospectus Suspension. Holder acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The

Company may suspend the use of the prospectus forming a part of the Resale Registration Statement (1) upon issuance by the Commission of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to such registration statement under Section 8(d) or 8(e) of the Securities Act, or (2) if the Company determines in its sole discretion that such suspension is necessary to delay the disclosure of material information concerning the Company, the disclosure of which at the time is not in the Company’s best interests.    Holder hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives Holder notice that Holder may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 60 days in any 12 month period.

1.6    Termination of Obligations. The obligations of the Company pursuant to Section 1.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 1.1(b) hereof.

1.7    Reporting Requirements.

(a)    With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)    file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)    so long as Holder owns Registrable Shares, to furnish to Holder upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (provided that the Company’s obligations to provide such copies shall be deemed satisfied by filing the same with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System) and (C) such other information as may be reasonably requested to permit Holder to sell such securities pursuant to Rule 144 under the Securities Act.